UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 28, 2006
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15385	84-1290152

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

5301 Hollister Road, Suite 250
Houston, Texas	77040

(Address of principal executive offices)	(Zip Code)
(713) 934-3855
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 28, 2006, US Dataworks, Inc. (the “Company”) entered into the Amendment Agreement (the “Agreement”) with Crescent International Ltd. (“Crescent”), which amends that certain convertible debenture issued to Crescent for an original aggregate principal amount of $770,000 in connection with the Securities Purchase Agreement dated as June 16, 2005 (the “Debenture”), by and between the Company and Crescent. The Agreement amends the Debenture to eliminate a change of control of the Company as an event of default and provides that upon a change of control of the Company, Crescent will have the option to redeem some or all of the then outstanding amounts owed under the Debenture.
     The foregoing description of the Agreement is qualified in its entirety to the full text of the Agreement, a copy of which is attached hereto as an exhibit and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Amendment Agreement, dated as of December 28, 2006, by and between the Registrant and Crescent International Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: December 28, 2006

US DATAWORKS, INC.

By:	/s/ John J. Figone

John J. Figone
Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment Agreement, dated as of December 28, 2006, by and between the Registrant and Crescent International Ltd.